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                                                                    Exhibit 10.7


                          PROGRAMMING LICENSE AGREEMENT

         PROGRAMMING LICENSE AGREEMENT, dated as of July 15, 1999, between MTV NETWORKS ("MTVN"), a division of VIACOM INTERNATIONAL INC., a Delaware corporation ("Viacom"), and MTVN ONLINE PARTNER I LLC ("VLLC"), a Delaware limited liability company.

                                   WITNESSETH:

         WHEREAS, MTVN and VLLC desire that MTVN grant to VLLC a license to use the MTV Programming (as defined below) for use in connection with the Business (as defined below) upon the terms and conditions set forth herein;

         WHEREAS, simultaneously herewith MTVN and VLLC are entering into a Trademark License Agreement (the "Trademark License Agreement") pursuant to which, among other things, MTVN is granting a license to VLLC to use certain trademarks owned by MTVN for use in connection with the Business; and

         WHEREAS, the parties agree in principle that the Licensed Services (as defined below) shall be the primary vehicle for showcasing the MTV Programming and Licensor does not intend to license the MTV Programming to a competitive music-themed online service in a manner which would be injurious to the Licensed Services; and

         WHEREAS, immediately after the execution of this Agreement VLLC shall assign to the Partnership (as defined below) all of VLLC's rights and obligations under this Agreement and under the Trademark License Agreement;

         NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and obligations contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, MTVN and VLLC hereby agree as follows:

                             SECTION 1. DEFINITIONS

         For purposes of this Agreement, the following definitions shall apply:

                  "Additional MTV Programming" shall mean any programming which would otherwise satisfy the definition of MTV Programming herein in the manner and in the territory intended to have been used but for the fact that use of such programming on and in connection with the Business would require MTVN or any of its Affiliates other than VLLC to make any payment on a direct or incremental basis to any Person as a result of such use thereof.

                  "Additional Terms" shall have the meaning set forth in Section 2(j).
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                  "Affiliate" shall have the meaning set forth in the
         Organization Agreement.

                  "Agent" shall have the meaning set forth in Section 5.

                  "Business" shall have the meaning set forth in the Partnership Agreement as of the date of this Agreement.

                  "Business Day" shall have the meaning set forth in the Partnership Agreement.

                  "Confidential Information" shall have the meaning set forth in
         Section 5.

                  "Control" shall have the meaning set forth in the Organization Agreement.

                  "Controlled Affiliate" shall have the meaning set forth in the Organization Agreement.

                  "Governmental Entity" shall have the meaning set forth in the Organization Agreement.

                  "Licensed Services" shall mean the interactive services of distributing text, audio and/or video music and music-related and music-themed services online, and the advertising and promotion of said online distribution services, all as operated by the Partnership exclusively in the operation of the Business, but shall not include the manufacture or sale of goods.

                  "Lien" shall have the meaning set forth in the Organization Agreement.

                  "Management Committee" shall have the meaning as set forth in the Partnership Agreement.

                  "MTV" shall mean the music television service currently known as MTV: Music Television as it is distributed and exhibited in the United States on cable television at the relevant time.

                  "MTV Materials" shall have the meaning set forth in Section 2(l).

                  "MTV Programming" shall mean programming and program elements provided to VLLC by MTVN which was produced in the ordinary course of the business of, and exhibited on, MTV, VH1 or any similar music-themed television service which is wholly owned and operated by MTVN or any of its wholly owned subsidiaries, which music-themed television services are based on or are spin-offs of MTV or VH1, as such programming and program elements may be edited or otherwise modified from time to time by MTVN in its sole and exclusive discretion; provided, however, that such programming and program elements shall only be considered "MTV Programming" to the extent that at any given time (i) MTVN owns or controls the rights necessary to license such programming and program elements for use in connection with the Licensed Services in the manner and in the territory in which VLLC intends to use such
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         programming, and (ii) neither MTVN nor any of its Affiliates, including
         VLLC, would be required to make any payment on a direct or incremental basis to any Person as a result of such use thereof.

                  "Newco Stockholders Agreement" shall have the meaning set forth in the Parent Agreement.

                  "Non-MTV Programming" shall have the meaning set forth in
         Section 2(c)(iv).

                  "Opportunity" shall have the meaning set forth in Section
         2(n).

                  "Organization Agreement" means the Organization Agreement of even date herewith between Liberty Media Corporation ("Liberty"), TCI Music, Inc. ("TCI Music"), MTVN, VLLC, MTVN Online Inc., Imagine Radio, Inc. ("Imagine"), SonicNet, Inc. ("SonicNet"), The Box Worldwide, Inc. ("Box"), VJN LPTV Corp., and the Partnership.

                  "Parent Agreement" shall have the meaning set forth in the Organization Agreement.

                  "Partnership" means MTVN Online L.P.

                  "Partnership Agreement" means the Agreement of Limited Partnership of even date herewith among VLLC, Imagine, SonicNet, and Box.

                  "Person" shall have the meaning set forth in the Organization Agreement.

                  "Potential Infringement" shall have the meaning set forth in
         Section 2(f).

                  "Reorganization" shall have the meaning set forth in the Parent Agreement and Guaranty of even date herewith among TCI Music, MTVN, Liberty, Box, SonicNet and the Partnership.

                  "Representative" shall have the meaning as set forth in the Partnership Agreement.

                  "Requirement of Law" shall mean as to any Person, the certificate of incorporation, articles of association, memorandum of association, by-laws, partnership or joint venture agreement, deed of trust or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Entity, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Right of First Negotiation" shall have the meaning set forth in Section 2(n).

                  "Right of First Refusal" shall have the meaning set forth in
         Section 2(n).
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                                                                               4


                  "Term" The term of this Agreement shall commence on the date hereof, and unless earlier terminated pursuant to Section 8 hereof, terminate on the fiftieth anniversary of the date hereof.

                  "Territory" shall mean the entire world subject to modification from time to time in accordance with the provisions of
         Section 2(c)(v) hereof.

                  "Trademark License Agreement" means the Trademark License Agreement of even date herewith entered into between MTVN and VLLC.

                  "Tune Stockholder Group" shall have the meaning as set forth in the Partnership Agreement.

                  "VH1" shall mean the music television service currently known as VH1 Music First as it is distributed and exhibited in the United States on cable television at the relevant time.

                  "VLLC Programming" shall have the meaning set forth in Section 2(n).

                            SECTION 2. LICENSE GRANT

                  (a) License Grant. Subject to the terms and conditions of this Agreement, MTVN hereby grants to VLLC, on a quitclaim basis, a license to exhibit the MTV Programming in the Territory solely as part of the Licensed Services during the Term.

                  (b) Exclusivity. MTVN shall not, except in connection with the provision of MTV Programming to any of the excluded businesses listed on Schedule A, (i) during the first three (3) years of the Term, use or license the use of the MTV Programming in connection with any service which if operated by the Partnership would be a Licensed Service, except for advertising and promotion consistent with past practice, and (ii) thereafter, during the period of the remainder of the Term, authorize the online display of substantial blocks of MTV Programming in the Territory in connection with any service which if operated by the Partnership would be a Licensed Service.

                  (c) VLLC's Obligations.

                           (i) VLLC shall have no right to edit or alter any of the MTV Programming in any way without the prior approval of MTVN and in accordance with such approval. MTVN's decisions regarding such approval shall be in its sole and exclusive discretion. Other than pursuant to this Agreement, VLLC shall have no right to use, sell, license, exhibit or to procure the use, sale, licensing or exhibition or exploit in any other way all or part of any of the MTV Programming or any derivative works, remakes, spin-offs or sequels thereof or any program materials based upon the MTV Programming or any elements or collection of elements contained therein.
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                                                                               5


                           (ii) VLLC acknowledges that it is familiar with the high standards, quality, style and image of programming produced by MTVN and its Controlled Affiliates and agrees to use the MTV Programming in a manner that is consistent with such high standards, quality, style and image and in accordance with the terms of this Agreement.

                           (iii) VLLC shall be responsible for securing all necessary performing rights licenses or other authorizations, including all costs therefor, necessary for the lawful transmission of the MTV Programming being licensed to VLLC hereunder. To the extent that any licenses or other authorizations are required of any Person in order for VLLC to satisfy its obligation under this provision, VLLC shall notify MTVN of the need for such rights and MTVN may, at its sole and exclusive discretion to be exercised in good faith, secure such rights in its own name at VLLC's expense.

                           (iv) VLLC may include programming other than MTV Programming or Additional MTV Programming ("Non-MTV Programming") as part of the Business operated by it, provided that it does so in a manner that does not result in a likelihood of confusion regarding the source of the Non-MTV Programming and the MTV Programming or Additional MTV Programming.

                           (v) MTVN may from time to time notify VLLC of any country or jurisdiction within the Territory in which MTV Programming or Additional MTV Programming is not to be used in connection with the Licensed Services because MTVN has determined that such use may infringe upon the rights of any Person or is otherwise determined by MTVN in the exercise of its reasonable judgment to be contrary to any laws, in violation of a court order or likely to cause material impairment of MTVN's relations with talent, industry or any government. Upon receipt of such notice VLLC will terminate its use of the MTV Programming in connection with the Licensed Services in such country or jurisdiction, in that, if technically feasible and commercially reasonable, VLLC will block transmission to such country or jurisdiction, and otherwise will not target any MTV Programming to such country or jurisdiction (such as by use of advertising or marketing materials, local language or programming selections tailored to such country or jurisdiction). Prior to first using any MTV Programming in connection with the Licensed Services in any country or jurisdiction within the Territory, VLLC shall give notice to MTVN of its intent to do so, and VLLC shall not do so if, following such notice to MTVN, VLLC receives notice from MTVN that such use may infringe upon the rights of any Person or is otherwise determined by MTVN in the exercise of reasonable judgment to be likely to cause material impairment of MTVN's relations with talent, industry or any government. Without limiting the foregoing, pursuant to MTVN's agreements related to the Tricast/Asia joint venture referenced in Schedule A, and for as long as such agreements are binding on MTVN, VLLC shall have no right to own or operate any Licensed Service which is targeted to 15 - 24 year old audiences in Asia (as defined in accordance with the definition of the Asia "territory" set forth in paragraph 1 of Schedule 1 to the Parent Agreement) and branded with any of the following trademarks or service marks: MTV, MTV: MUSIC TELEVISION, MTV: MUSIC TELEVISION & Design, MTV ONLINE, MTV ONLINE & Design, or MTV.COM.
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                                                                               6


                           (vi) VLLC shall not have the right to display, or transmit or deliver for display by an end user, any MTV Programming intended for a single exhibition or viewing of more than ten (10) minutes in length regardless of whether, in the case of transmission or delivery in downloadable format, downloadable in a single file or in multiple files.

                  (d) Acceptance and Rejection of MTV Programming. MTVN shall, on an ongoing basis, apprise VLLC as to, and shall be reasonably available to discuss, the availability of MTV Programming for use by VLLC in accordance with
Section 2(a). In furtherance of the purposes of the parties recited herein, VLLC will notify MTVN from time to time of any MTV Programming which VLLC selects for delivery to it for use hereunder and MTVN shall thereafter deliver to VLLC, in accordance with the provisions of Section 2(l) hereof, the requested MTV Programming, provided that MTVN will not be required to deliver any programming or program elements which at the time of MTVN's receipt of such request no longer meets the definition of MTV Programming as set forth in Section 1 hereof.

                  (e) Contribution to Capital. The license under this Agreement shall be a royalty-free contribution to capital from MTVN to VLLC.

                  (f) Potential Infringement. VLLC shall use its reasonable best efforts to monitor and to promptly call to MTVN's attention the existence of any materials which could reasonably be considered to be an infringement of any element of the MTV Programming (a "Potential Infringement"). In the event of any Potential Infringement, MTVN shall have the sole right, after consultation with VLLC in the event such Potential Infringement concerns subject matter within the Business, to determine whether a proceeding should be brought against any third parties. In the event that MTVN decides to take action against such third parties, VLLC agrees to use its reasonable best efforts to cooperate fully with MTVN to prosecute such action and to furnish any documentary evidence or evidentiary materials that MTVN may reasonably require, but that MTVN shall have sole control over such action, including any settlement thereof. In addition, VLLC undertakes to use its reasonable best efforts to assist and cooperate with MTVN in the prosecution of any lawsuits, legal actions or other proceedings which, in the opinion of MTVN, are necessary or advisable to protect the rights in the MTV Programming; provided, however, that VLLC shall not be required to incur or pay any costs or expenses (other than de minimis amounts) occasioned by such cooperation, and shall be reimbursed by MTVN for such expenditures VLLC does make, including, at MTVN's request, participating in such proceedings as a party. All damages, profits, penalties, and other consideration or compensation which may be recovered in connection with such action shall be solely for the account of MTVN.

                  (g) Maintenance of Intellectual Property Rights in MTV Programming.

                           (i) MTVN shall have the sole right to protect (via registration, renewal, recordation or otherwise, as applicable) the intellectual property rights in the MTV Programming throughout the world. Under no circumstances shall VLLC take any action or permit any action to be taken to register, renew, record or otherwise protect the MTV Programming without the prior written consent of MTVN.
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                                                                               7


                           (ii) VLLC shall assist and cooperate with MTVN, at MTVN's request and expense, in registering, renewing, recording or otherwise protecting the MTV Programming, and shall execute and deliver any documents, affidavits, user information and other materials requested by MTVN to be executed and delivered, by VLLC in connection therewith including, without limitation, if MTVN considers it advisable, the recording of VLLC as a licensee or registered user of any or all of the MTV Programming in any jurisdiction with any Governmental Entity or other authority. VLLC shall execute and deliver any documents submitted to VLLC by MTVN for this purpose. Likewise, if any such recording is to be terminated or canceled, VLLC shall execute any documents, affidavits, and related materials submitted to it by MTVN for this purpose. Without limitation of the foregoing, both during the Term and after the expiration or termination of this Agreement, VLLC shall, upon MTVN's request, acknowledge in writing MTVN's (or its wholly owned subsidiaries') prior exclusive right, title and interest in and to the MTV Programming.

                           (iii) VLLC shall not, under any circumstances, either during the Term or after the expiration or termination of this Agreement, attempt to register, renew, record or otherwise protect or use any copyright, trademark, service mark or trade name which is the same as, which contains or which is substantially similar to any MTV Programming or any element thereof which is protectable by intellectual property laws in any way. After the termination of this Agreement, VLLC shall not falsely hold forth, declare, or in any way suggest that it has any connection whatsoever with MTVN or any television programming services produced by MTVN or its Controlled Affiliates, or any element of the MTV Programming. VLLC further agrees that it will not take any action that it knows or should know will, or is reasonably likely to, subject any MTV Programming to ridicule or disrepute. Notwithstanding the foregoing, VLLC agrees that it will not take any such action that it knows or should know will, or is reasonably likely to subject Viacom International, Inc., or any of its Affiliates, to ridicule or disrepute unless otherwise agreed by MTVN.

                           (iv) VLLC shall further comply, at VLLC's expense, with all requirements of the Berne Convention, the Universal Copyright Convention and any other copyright or similar rights protection laws, treaties or provisions, as MTVN deems necessary to obtain or maintain protection of the MTV Programming. To the extent that any filings are necessary in order for VLLC to satisfy its obligation under this provision, VLLC shall notify MTVN of the need for such filings and MTVN may, at its sole and exclusive discretion to be exercised in good faith, make such filings in its own name at VLLC's expense.

                  (h) Right of Approval of Materials. VLLC agrees not to use, procure or permit the use of any MTV Programming until such use has been approved by MTVN which approval shall not be unreasonably withheld or delayed. Once the use of MTV Programming has been approved by MTVN, VLLC thereafter may continue to use such MTV Programming, strictly in accordance with the terms of the approval granted and without altering in any way such MTV Programming or the manner in which it is used under this Agreement. Notwithstanding the foregoing, however, MTVN has the continuing right to reexamine any use of any item of the
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                                                                               8


MTV Programming by VLLC, and may at any time require VLLC to cease using any such item or otherwise modify such use if reasonably necessary in MTVN's judgment to avoid infringement, violation of law or court order or material impairment of MTVN's relations with talent, industry or any government.

                  (i) VLLC's Reporting. From time to time during the Term, VLLC shall report to MTVN all information that MTVN may reasonably require regarding VLLC's use of the MTV Programming.

                  (j) Additional Terms. VLLC agrees to use the MTV Programming strictly in accordance with this Agreement, and such standards, specifications and instructions concerning the manner of presentation or use of MTV Programming as are issued by MTVN (in writing) to VLLC from time to time (such standards, specifications and instructions being referred to collectively as the "Additional Terms"). Each reference herein to this Agreement shall be deemed to be a reference to the terms of this Agreement as supplemented or modified (i) by the Additional Terms, as in effect from time to time, and (ii) with respect to any particular use of any MTV Programming, by the terms of the approval of such use granted by MTVN pursuant to this Agreement.

                  (k) Additional MTV Programming. MTVN shall, on an ongoing basis, apprise VLLC as to, and shall be reasonably available to discuss, the availability of Additional MTV Programming for use by VLLC. VLLC will notify MTVN from time to time of any Additional MTV Programming which VLLC would like to select for delivery to it for use hereunder and MTVN shall thereafter deliver to VLLC, in accordance with the provisions of Section 2(l) hereof, the requested Additional MTV Programming, provided that MTVN will not be required to deliver any programming or program elements which at the time of MTVN's receipt of such request no longer meets the definition of Additional MTV Programming as set forth in Section 1 hereof. Notwithstanding the foregoing, (i) MTVN shall not be required to deliver to VLLC any Additional MTV Programming unless MTVN has received VLLC's commitment to pay any amounts actually required to be paid to any Person to obtain the rights necessary to exhibit such Additional MTV Programming in the manner VLLC intends to exhibit it or to any entity designated by MTVN promptly after receipt of an invoice therefor, as the case may be; and
(ii) MTVN shall provide reasonable cooperation, but shall have no obligation to obtain the rights or negotiate with or obtain agreements from any Person to accept such amounts for the purpose of making Additional MTV Programming available for VLLC; provided further, that in the event VLLC desires to negotiate for or obtain any such rights or agreements from a third party, VLLC and MTVN will consult with one another, and VLLC agrees not to approach any third party for the purpose of negotiating or obtaining such rights without first obtaining MTVN's prior written consent, which consent will not be withheld by MTVN unless it has a good faith business reason for withholding such consent. To the extent and for the period that MTVN obtains the rights to such programming and licenses it to VLLC, such Additional MTV Programming shall be deemed to be MTV Programming for purposes of this Agreement.

                  (l) Delivery of MTV Programming.

                           (i) MTVN shall use its reasonable efforts to make available on a timely basis to VLLC any MTV Programming licensed hereunder, subject to restrictions or constraints imposed by any Governmental Entity. MTVN shall deliver any MTV Programming to VLLC in sufficient time for use in accordance with the proposed schedules of VLLC, provided that MTVN receives a copy of such proposed use schedules within a reasonable number of days prior to the proposed use of such MTV Programming. Any materials containing MTV Programming supplied to VLLC shall be and shall remain at all times the exclusive property of MTVN and, while in VLLC's possession or responsibility, any loss or damage shall be at the sole risk of VLLC. VLLC shall take reasonable precautions to safeguard all materials in its possession that are specified in this subparagraph and shall use its reasonable efforts to prevent any theft, unauthorized use, copying or duplication by others of any materials furnished by MTVN or duplicated by VLLC.

                           (ii) MTVN shall use its reasonable efforts to deliver MTV Programming in the format requested by VLLC. Upon the request of MTVN, VLLC shall reimburse MTVN for the costs of alterations to the format of MTV Programming which are requested by VLLC.

                           (iii) VLLC agrees to return all original materials supplied under this Agreement within a reasonable time period after their receipt from MTVN, provided that, subject to the immediately succeeding sentence, VLLC may duplicate and return copies of such original materials. At MTVN's direction, VLLC shall either (A) return to MTVN any or all materials supplied under this Agreement within a reasonable time period after their permitted use, including any copies or duplicates of any or all such materials (collectively, "MTV Materials") or (B) within ten (10) days after their permitted use (x) erase or destroy, as the case may be, such MTV Materials and (y) deliver to MTVN a certificate of erasure or destruction, as the case may be, which certificate shall be in a form satisfactory to MTVN.

                           (iv) All costs including, without limitation, dubbing costs and transportation costs (including, without limitation, all taxes, duties, customs charges, second use fees, insurance and forwarding charges) directly attributable to the delivery of the MTV Programming by MTVN to VLLC and the return by VLLC to MTVN of any MTV Materials (including the cost of erasure and certifying same, where required by MTVN) shall be borne by VLLC. All costs relating to the conversion of the tapes, disks and other forms of transmission from one format to another format in connection with the use thereof by VLLC shall be borne by VLLC. All risk of loss or damages to any MTV Materials when such MTV Materials are in transit or the custody of VLLC shall be borne solely by VLLC.

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                  (m) Reservation of Rights.

                           (i) MTVN reserves all rights not expressly granted to VLLC in this Agreement. Without limitation of the foregoing, VLLC shall have no right to use any MTV Programming, except in such manner and at such times as are expressly provided in this Agreement. Without limitation of the foregoing, VLLC shall have no right to use any trademarks, tradenames or other intellectual property rights of MTVN or its licensors embodied in the MTV Programming except as part of the MTV Programming and as expressly licensed pursuant to Section 2(a) hereof or in the Trademark License Agreement.

                           (ii) Without limitation of clause (i) above, MTVN retains all merchandising rights with respect to the MTV Programming. VLLC acknowledges and agrees that it shall have no right to develop, manufacture or sell any merchandise of any nature whatsoever incorporating the MTV Programming, except upon receipt of the prior written authorization from MTVN.

                           (iii) The licenses granted herein are nontransferable and do not include any right to sublicense or grant further licenses with respect to any MTV Programming, provided, however, that VLLC shall have the right to exercise the licenses granted hereunder through its wholly-owned subsidiaries.

                  (n) VLLC Programming. In the event that VLLC creates programming or obtains any rights from any Person for the use of any programming that would allow VLLC to license or sublicense such rights ("VLLC Programming"), MTVN shall have both the Right of First Negotiation and the Right of First Refusal with respect to the licensing or sublicensing by VLLC of the VLLC Programming. For purposes of this Section 2(n), "Right of First Negotiation" shall mean, with respect to an opportunity of VLLC to license or sublicense rights in VLLC Programming (the "Opportunity"), the right of MTVN to be the first Person that VLLC offers the Opportunity to and/or negotiates with regarding the Opportunity, and includes the obligation of VLLC to negotiate in good faith for a reasonable period of time with MTVN regarding the Opportunity. If the parties cannot negotiate terms and conditions in good faith mutually acceptable to them within thirty (30) days, VLLC shall be free to negotiate with any other non-affiliated Person with respect to the Opportunity, subject to MTVN's Right of First Refusal. For purposes of this Section 2(n), "Right of First Refusal" shall mean, with respect to an Opportunity, the right of MTVN to be notified of all of the material terms of any bona fide proposed transaction with any Person (who shall be identified in the notice) regarding the Opportunity to have the exclusive option for a period of thirty (30) days to contract with VLLC on the same terms as those described in the notice with respect to the Opportunity. If MTVN does not exercise such option within such thirty (30) day period, or sooner expressly rejects such option, VLLC shall thereupon be free to contract with any non-affiliated Person with respect to the Opportunity, on terms no less favorable to VLLC than those set forth in the notice, for a period of ninety (90) days. If VLLC does not so contract with any non-affiliated Person within such ninety (90) day period, the notice and option provisions and the foregoing procedures hereof shall again apply with respect to such Opportunity.

                   SECTION 3. COPYRIGHT AND TRADEMARK NOTICES

                  To the extent that MTV Programming provided to VLLC contains a copyright/trademark notice, VLLC shall use such MTV Programming without deletion or alteration of the copyright/trademark notice. No other copyright/trademark notice whatsoever may be included by VLLC on the MTV Programming unless MTVN has given VLLC prior written consent thereto, except that in the event that any MTV Programming provided to VLLC does not contain a copyright/trademark notice, VLLC shall insure that, one or the other of the following copyright/trademark notices or a shorter notice as approved by MTVN from time to time appears in the MTV Programming prior to its use by VLLC:

                  "(C)Copyright {Insert Year} MTV Networks. All Rights Reserved. MTV and MTV logos are trademarks of MTV Networks, a division of Viacom International Inc."

                  (C)Copyright {Insert Year} MTV Networks. All Rights Reserved. VH1 Music First and VH1 logos are trademarks of MTV Networks, a division of Viacom International Inc.

MTVN may, at any time and from time to time, require the addition of a similarly customary copyright or trademark notice or change the copyright/trademark notice referred to above and VLLC agrees to act in accordance with such requirements.

                        SECTION 4. CERTAIN VLLC COVENANTS

                  (a) Cooperation with MTVN Representatives. VLLC agrees to provide reasonable access to its facilities to MTVN representatives, to cooperate fully with the reasonable requests of such representatives and to work expeditiously and cooperatively with such representatives to resolve promptly any reasonable concerns of MTVN whatsoever regarding VLLC's fulfillment of its obligations under this Agreement in order to ensure the protection of all of the MTV Programming.

                  (b) Storing and Indexing of all Physical Materials. VLLC agrees to provide space to store and index all physical materials including, but not limited to, disks and tapes containing the MTV Programming, and to provide in connection therewith security facilities and personnel, including a vault or other security procedures, and including log-in, log-out requirements which, in each case, are as favorable as those which are provided to any other physical materials in the possession of VLLC.

                  (c) Agreements Regarding Intellectual Property Rights in MTV Programming. VLLC shall not, under any circumstances, either during the Term or after the expiration or termination of this Agreement, make any claim, institute any proceeding or launch any attack or suit, in any jurisdiction, with respect to MTVN's use, ownership, right, title or interest in any MTV Programming or any intellectual property rights as they are embodied therein, existing during the Term of this Agreement.

                       SECTION 5. CONFIDENTIAL INFORMATION

                  Each of VLLC and its wholly-owned subsidiaries shall, and shall use its reasonable best efforts to cause its and their respective officers, directors, employees, attorneys, accountants, and agents (collectively, "Agents") to, keep secret and retain in strictest confidence any and all Confidential Information, and shall not disclose such Confidential Information, and shall use its reasonable best efforts to cause its Agents not to disclose such Confidential Information, to any Person other than VLLC, its wholly-owned subsidiaries, or their respective Agents, except (i) for such disclosures as may be required by law or legal process, disclosures to VLLC's counsel, or disclosures pursuant to any listing agreement with, or the rules or regulations of, any securities exchange on which securities of VLLC or any such wholly-owned subsidiaries are listed or traded (in which event VLLC shall so notify MTVN as promptly as practicable (and, if possible, prior to making such disclosure) and shall seek confidential treatment of such information) (ii) as may be necessary to establish or enforce its rights hereunder; and (iii) with the prior written consent of MTVN. For purposes of this Section 5,

                  "CONFIDENTIAL INFORMATION" shall mean (1) the terms of this Agreement and (2) all business and technical information relating to MTVN's businesses that is proprietary to MTVN or otherwise not available to the general public; provided, however, that such Confidential Information shall not include any information that (a) is or has become generally available to the public other than as a result of a disclosure by VLLC, its Controlled Affiliates or its Agents, (b) has been independently developed by VLLC or a Controlled Affiliate of VLLC or (c) is, or becomes available to VLLC or a Controlled Affiliate of VLLC on a non-confidential basis from a third party having no obligation of confidentiality to a party hereto and which has not itself received such information directly or indirectly in breach of any obligation of confidentiality.

             SECTION 6. REPRESENTATIONS, WARRANTIES AND INDEMNITIES

                  (a) MTVN's Representations and Warranties. MTVN represents and warrants that:

                           (i) MTVN has the requisite corporate power and authority to enter into and perform this Agreement; the execution, delivery and performance by MTVN of this Agreement have been duly authorized by all required corporate action on its part and, if required, by its stockholder, and this Agreement has been duly executed and delivered by it.

                           (ii) This Agreement is a legal, valid and binding obligation of MTVN enforceable against MTVN in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and (y) to the extent that equitable remedies, such as injunctive relief or specific performance, are within the discretion of courts of competent jurisdiction.

MTVN assumes no liability for infringement of third party intellectual property rights.

                  (b) VLLC's Representations and Warranties. VLLC represents and warrants that:

                           (i) VLLC is a limited liability company duly formed, validly existing and in good standing as a limited liability company under the laws of the State of Delaware and has the requisite limited liability company power and authority to own, lease and operate its assets and its businesses as currently being conducted.

                           (ii) VLLC has the requisite limited liability company power and authority to enter into and perform this Agreement; the execution, delivery and performance by VLLC of this Agreement have been duly authorized by all required limited liability company action on its part and, if required, by its sole member, and this Agreement has been duly executed and delivered by it.

                           (iii) This Agreement is a legal, valid and binding obligation of VLLC enforceable against VLLC in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and (ii) to the extent that equitable remedies, such as injunctive relief or specific performance, are within the discretion of courts of competent jurisdiction.

                           (iv) VLLC shall not make any direct or indirect use of the of any programming provided pursuant to this Agreement other than as permitted in this Agreement.

                  (c) Indemnification.

                           (i) Each party indemnifies and holds the other party and their respective Affiliates and the officers, directors, shareholders, employees and agents of any of the foregoing (the "Indemnified Parties") harmless against any liability, losses, damages, penalties, claims, actions, suits, judgments or settlements of any nature or kind (including reasonable costs of investigation, reasonable attorneys', accountants' and expert witnesses' fees, and reasonable expenses payable to third parties) incurred by any such Person by reason of the untruth of or any breach of such party's representations and warranties contained herein or any failure by such party to perform any agreement or covenant contained in this Agreement.

                           (ii) For purposes of this Section 6(c), any Person or entity liable to indemnify an Indemnified Party shall be known as an "Indemnifying Party". The Indemnified Party shall notify the Indemnifying Party as soon as practicable after the Indemnified Party receives notice of or otherwise has actual knowledge of such claim, and shall provide to the Indemnifying Party as soon thereafter as practicable all information and documentation necessary to support and verify the claim being asserted, and the Indemnifying Party shall be given access to all books and records in the possession or control of the Indemnified Party which the Indemnifying Party reasonably determines to be related to such claim.

                           (iii) Promptly after receipt by an Indemnified Party of notice of the commencement by any Person of any action, suit or proceeding which might result in the Indemnifying Party becoming obligated to indemnify or make any other payment to the Indemnified Party under this Section 6(c), the Indemnified Party shall, if a claim in respect thereof is to be made against the Indemnifying Party pursuant to this Section 6, notify the Indemnifying Party promptly in writing of the commencement thereof. The failure of the Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have on account of this indemnification or otherwise, except to the extent that the Indemnifying Party is materially prejudiced thereby. The Indemnifying Party shall have the right, within thirty days after being so notified, to assume the defense (at its expense) of such action, suit or proceeding with counsel reasonably satisfactory to the Indemnified Party; provided, however, that VLLC, as the Indemnifying Party, shall have no right to so assume, and MTVN shall have the sole right to so assume (at the expense of VLLC), the defense of any such action, suit or proceeding to the extent such action, suit or proceeding relates to intellectual property rights in the MTV Programming. In any such action, suit or proceeding the defense of which the Indemnifying Party shall have so assumed, the Indemnified Party shall have the right to participate therein and retain its own counsel at its own expense; provided, however, that such Indemnified Party's counsel shall be retained at the Indemnifying Party's expense if (A) the Indemnified Party and the Indemnifying Party so agree or (B) the named parties to any such action, suit or proceeding (including the impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both the Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party shall promptly defend any claim subject to indemnification hereunder, but no Indemnifying Party shall settle any claim without the prior approval of the Indemnified Party, which approval shall not be unreasonably withheld. To the extent that the settlement of such an action or proceeding, the defense of which has been assumed by the Indemnifying Party, involves payment of money, the Indemnifying Party shall have the right, in consultation with the Indemnified Party, to settle those aspects dealing only with the payment of money. Notwithstanding the foregoing, in connection with any such defense or settlement (which defense has been assumed by the Indemnifying Party in accordance with this clause (iii)), the Indemnifying Party shall not enter into a consent decree or consent to judgment involving injunctive or other non-monetary relief or consent to an injunction without the Indemnified Party's written consent, which consent shall not be unreasonably withheld. The Indemnified Party shall cooperate, and shall use its reasonable best efforts to cause its employees and the employees of any of their respective wholly owned subsidiaries (in the case of VLLC) or Controlled Affiliates (in the case of MTVN) to cooperate with the Indemnifying Party in the defense of any action, suit or proceeding assumed by the Indemnifying Party. Notwithstanding any and all of the foregoing, to the extent that any claim arises out of or is related to the MTV Programming, any intellectual property rights therein, or any use of the MTV Programming, Licensor shall have the sole right to select counsel for the defense of such claim and to control the defense, settlement or compromise of such claim.

                           (iv) Each Indemnifying Party's obligation under this
         Section 6(c) shall (A) not affect the other party's right to seek any remedy upon a default by the Indemnifying Party under this Agreement and (B) survive the termination for any reason of this Agreement.

                          SECTION 7. REQUIRED INSURANCE

                  (a) Liability Insurance. At all times during the term of this Agreement, VLLC shall provide and maintain at VLLC's sole cost and expense, general public liability insurance protecting VLLC and MTVN against claims brought in connection with the Business in an amount not less than Five Million Dollars ($5,000,000.00) per occurrence, combined single limit, and designating MTVN as an additional insured.

                  (b) Certificate of Insurance. A certificate of the policy required to be provided by VLLC pursuant to Section 7(a) shall be delivered to MTVN within thirty (30) days after the execution of this Agreement. Said insurance policy shall be timely renewed, and upon each renewal VLLC shall deliver a renewal Certificate of Insurance to MTVN prior to the expiration date of the existing term of the said policy. Should VLLC fail to supply MTVN with such certificate or renewal certificate within the foregoing time limits, provided that MTVN has given written notice to VLLC and VLLC has failed to provide such certificate within ten (10) days after such notice, MTVN may, in VLLC's name and on VLLC's behalf, provide any such insurance as to which such certificates are not supplied and MTVN shall be reimbursed forthwith by VLLC for all sums so expended.

                       SECTION 8. TERMINATION OF AGREEMENT

                  (a) This Agreement may be terminated by the mutual written consent of MTVN and the Partnership.

                  (b) This Agreement shall terminate automatically in the event of (i) expiration or termination of the Trademark License Agreement for any reason whatsoever, or (ii) any insolvency of VLLC or its permitted assignee or upon the appointment of any receiver, administrator, liquidator, or trustee to take possession of the properties of VLLC or its permitted assignee or upon the winding-up, sale, consolidation, merger or any sequestration by a Governmental Entity of VLLC or its permitted assignee.

                  (c) In the event that the use of any of the MTV Programming is determined to infringe intellectual property rights of others in any given country or jurisdiction within the Territory, MTVN shall have the right to terminate this Agreement as to any such MTV Programming in such country or jurisdiction upon notice to VLLC.

                  (d) MTVN may terminate this Agreement in the event of a breach of any material provision hereof by VLLC, including but not limited to the provisions of Sections 2, 3, 4, 5, 6, and 10, provided that MTVN has given VLLC and the Tune Stockholder Group thirty (30) days written notice of such breach, identified the nature of the breach, and within the thirty

(30) day notice period VLLC has failed to cure the asserted breach; provided, however, that if any such event shall occur and remain uncured after such initial 30 day cure period, then, if at the time of such breach, MTVN owned a majority of outstanding equity ownership of Licensee and at such time the Tune Stockholder Group met the Tune Minimum Condition (as defined in the Partnership Agreement) then, MTVN shall give further written notice thereof to the Tune Stockholder Group and VLLC, and Tune shall in accordance with the provisions of the Partnership Agreement have an additional period of thirty (30) days to effect such cure and MTVN shall not be entitled to terminate this Agreement until the conclusion of such additional 30 day cure period.

                  (e) Upon expiration or termination of this Agreement for any reason, VLLC shall execute any documents requested by MTVN to confirm the ownership by MTVN or any of its wholly owned subsidiaries of its right, title and interest in and to any of the MTV Programming, and immediately cease all uses of the MTV Programming. In addition, VLLC shall deliver as soon as reasonably practicable following the termination of this Agreement for any reason (but in any event within thirty (30) days of such termination) as directed by MTVN, all MTV Materials and all other materials on which the MTV Programming is used by VLLC, including, without limitation, all tapes, disks or other forms of transmission, or any copies of all or any part thereof, or shall certify the destruction of all such materials.

                  (f) Upon expiration or termination of this Agreement for any reason, VLLC's right to use the MTV Programming will terminate immediately, and this Agreement shall cease except that all obligations of the parties under this Agreement which accrue or are due with respect to periods prior to, or as of, such termination or expiration, and all obligations which expressly survive the expiration or termination of this Agreement shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement.

                  (g) Upon expiration or termination of this Agreement for any reason, VLLC shall discontinue immediately all use of the MTV Programming, and cooperate with MTVN and any of its appointed agents to inform the appropriate authorities of such termination. All rights in the MTV Programming shall remain the property of MTVN upon expiration or termination.

                              SECTION 9. ASSIGNMENT

         This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other party hereto except that immediately after the execution of this Agreement as part of VLLC's initial contribution to the Partnership, VLLC shall assign all of its rights and obligations hereunder to the Partnership and the Partnership shall accept and assume the same in accordance with the terms of the VLLC Contribution, Assignment and Assumption Agreement dated as of the date hereof between VLLC and the Partnership, whereupon the Partnership shall be substituted for VLLC in all respects as fully as if it had been an original party hereto. Upon such assignment and assumption, VLLC shall be released from all of its obligations hereunder. In connection with the Reorganization, the Partnership shall assign all of its rights and obligations hereunder to the corporate successor to all or substantially all of the Partnership's assets pursuant to an assignment and assumption agreement in form and substance reasonably satisfactory to MTVN and such corporate successor shall accept and assume the same. Upon such assignment and assumption, the Partnership shall be released from all of its obligations hereunder.

                              SECTION 10. REMEDIES

                  (a) VLLC acknowledges that the rights of MTVN hereunder are of a unique and original character giving them peculiar value, the loss of which cannot be compensated in damages in an action at law. VLLC further agrees and acknowledges that, in addition to all other rights that MTVN may have, MTVN shall be entitled as a matter of right without further notice to VLLC, to obtain injunctive and/or other equitable relief as may be provided by law against any threatened, potential or actual breach by VLLC of any of the provisions hereof.

                  (b) All remedies, rights, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none thereof shall be in limitation of any other remedy, right, undertaking, obligation or agreement of any party.

                          SECTION 11. ENTIRE AGREEMENT

                  This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior agreement and understandings, whether written or oral, with respect to the subject matter hereof, including the letter agreement dated May 19, 1999 among Viacom International Inc., Liberty Media Corporation, and TCI Music, Inc.

                            SECTION 12. COUNTERPARTS

                  This Agreement may be executed in one or more counterparts (and all signatures need not be on any one such counterpart), with all such counterparts together constituting one and the same instrument.

                            SECTION 13. GOVERNING LAW

                  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to any of its conflicts of law provisions.

                         SECTION 14. JURISDICTION; VENUE

                  (a) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of any New York State court sitting in the County of New York or any federal court of the United States of America sitting in the Southern District of New York, and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment relating hereto.

                  (b) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State court sitting in the County of New York or any federal court sitting in the Southern District of New York, and any appellate court from any such court. Each party hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court and further waives the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party. Each party hereby irrevocably waives the right to a jury trial in any suit, action or proceeding arising out of or related to this Agreement.

                               SECTION 15. NOTICES

                  Except as expressly provided herein, notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed (certified or registered mail, postage prepaid, return receipt requested) or sent by facsimile copier of the sending party, as follows:

                  (a) MTVN:

                           MTV Networks
                           1515 Broadway
                           New York, NY  10036-5794
                           Telecopier No.: 212-258-8352
                           Attn: General Counsel

                  (b) VLLC:

                           MTVN Online Partner I LLC
                           1515 Broadway
                           New York, NY  10036
                           Telecopier No.: 212-846-1735
                           Attn: Chief Executive Officer

or to such other address or attention of such other Person as any party shall advise the other party in writing. All notices and other communications given to a party in accordance with the provisions of this Agreement shall be deemed to have been given (i) three Business Days after the same are sent by certified or registered mail, postage prepaid, return receipt requested, (ii) when delivered by hand or transmitted by facsimile (confirmation received) unless delivered on a day which is not a Business Day or after 5:00 p.m., local time, at the place or receipt, in which case such notice shall be deemed to have been given on the next succeeding Business Day or (iii) one Business Day after the same are sent by a reliable overnight courier service, with acknowledgment of receipt.

                       SECTION 16. THIRD PARTY BENEFICIARY

         For so long as the Tune Stockholder Group meets the Tune Minimum Condition, TCI Music shall be a third party beneficiary of MTVN's obligations to the Partnership hereunder insofar as and only to the extent that it shall be entitled to enforce the Partnership's rights hereunder in a separate cause of action for the benefit of the Partnership. The Partnership shall indemnify and hold harmless TCI Music from and against any costs and expenses (including reasonable attorneys' fees) incurred by it in pursuing such a cause of action if such cause of action is resolved in favor of the Partnership and/or TCI Music. Except as set forth in the first sentence of this Section 16, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any Person other than such parties any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

              SECTION 17. CONSENTS AND APPROVALS; WAIVERS; REMEDIES

         All consents and approvals which may be given under this Agreement shall, as a condition of their effectiveness, be in writing. The granting by a party hereto of any consent to or approval of any act requiring consent or approval under the terms of this Agreement, or the failure on the part of a party to object to any such action taken without the required consent or approval, shall not be deemed a waiver by the party whose consent was required of its right to require such consent or approval for any other act. The observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party or parties entitled to enforce such term, but any such waiver shall be effective only if in a writing signed by the party or parties against which such waiver is to be asserted and only in the specific instance and for the specific purpose for which given. Except as otherwise provided herein, no failure or delay of any party in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

                              SECTION 18. SURVIVAL

         The provisions contained in this Agreement in Sections 2(f), 2(g), 4(c), 5, 6, 10, 13, 14, 15, 16, 20 and this Section 18 shall survive the termination of this Agreement.

                            SECTION 19. SEVERABILITY

         If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, that provision will be enforced to the maximum extent permissible so as to effect the intent of the parties and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If necessary to effect the intent of the parties, the parties will negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.

                        SECTION 20. RULES OF CONSTRUCTION

                  (a) The definitions in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

                  (b) The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

                  (c) The words "herein", "hereof" and "hereunder" and words of similar import refer to this Agreement (including the Schedules) in its entirety and not to any part hereof unless the context shall otherwise require. All references herein to Sections and Schedules shall be deemed references to Sections of, and Schedules to, this Agreement unless the context shall otherwise require.

                  (d) Unless the context shall otherwise require, any references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provisions).

                  (e) Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day.

                  (f) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

                              SECTION 21. AMENDMENT

         This Agreement may be modified or amended only by a written amendment signed by each party hereto.

                            SECTION 22. FORCE MAJEURE

         In the event that during the Term, either party is unable to perform its obligations under this Agreement by reason of causes beyond its reasonable control including but not limited to civil or industrial disturbances, acts of God, strikes, floods, natural disasters, riots, insurrections, embargoes, blockages, restrictions or regulations or orders of any Governmental Entity, then such non-performance shall not be deemed to be a breach of this Agreement and shall be deemed excused but only for so long as the causes of such non-performance shall remain in effect; provided, however, that the party so affected shall use its reasonable best efforts to avoid or remove such causes of nonperformance and shall continue performance hereunder with the utmost dispatch whenever such causes are removed. In the event the force majeure event(s) result in the non-performance of this Agreement for a continuous two-year period (the "Force Majeure Period"), this Agreement shall then terminate with respect to the jurisdiction(s) in the Territory affected by such force majeure event(s); provided, however, that such termination shall not become effective until MTVN has provided VLLC with ten (10) days prior written notice of such termination. Such notice may be provided to VLLC any time after the Force Majeure Period.

                        SECTION 23. HEADINGS AND CAPTIONS

         The headings of the Sections and other subdivisions of this Agreement are for convenience of reference only and shall not modify, define or limit any of the terms or provisions of this Agreement.

                          SECTION 24. BINDING ON VIACOM

         The parties acknowledge that MTVN is a division of Viacom and that, consequently, Viacom is obligated to perform the obligations to be performed by MTVN hereunder. Insofar as this Agreement refers to MTVN in the context of an operating business, it shall refer only to the operating unit or units of Viacom that on a day-to-day basis operate the business of MTV: Music Television or VH1 Music First.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                MTV NETWORKS, a
                                division of Viacom
                                International Inc.

                                By:  /s/ David W. Sussman
                                     -----------------------------------------
                                        Name:  David W. Sussman
                                        Title: Sr. Vice President, General
                                               Counsel and Assistant Secretary


                                MTVN ONLINE PARTNER I LLC

                                By:  /s/ David W. Sussman
                                     -----------------------------------------
                                        Name:  David W. Sussman
                                        Title: Sr. Vice President, General
                                               Counsel and Assistant Secretary

                                   SCHEDULE A




                               EXCLUDED BUSINESSES

         Services provided from time to time by:

                  1. Tricast/Asia, a joint venture of MTVN or an Affiliate and Tricast (or its successor) to operate an "MTV" branded interactive consumer service based on the MTV Asia television services;

                  2. MTV Brasil, a joint venture between MTVN or an Affiliate and Abril S.A. (or its successor) to operate the MTV Brasil television service and an internet site based on such service;

                  3. MTV Russia, a channel licensee to which MTVN has granted the right to advertise and promote the MTV Russia channel via any media, including the internet;

                  4. MTV Australia, a channel licensee, until such time as it terminates its improper internet site use;

                  provided, that MTVN shall not materially expand the scope of rights granted as of the date hereof in connection with any of the foregoing.